                                                                 EXHIBIT (A)(17)

THIS CONVERSION AND TENDER REQUEST AND ALL REQUIRED SHARE CERTIFICATES AND DOCUMENTS MUST BE RECEIVED BY R.M. TRUST CO., WHICH IS ACTING AS THE RECEIVING AGENT FOR ALEXANDER & ALEXANDER SERVICES INC. AND FIRST CHICAGO TRUST COMPANY OF NEW YORK, ON OR BEFORE JANUARY 14, 1997 (UNLESS EXTENDED) (THE "EXPIRATION DATE").

                         CONVERSION AND TENDER REQUEST

TO: ALEXANDER & ALEXANDER SERVICES INC. (the "Company")
AND THE FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "Depositary")

  The undersigned holder of the Class C Common Stock, par value $1.00 per share, of the Company described below ("Class C Shares") hereby (i) requests conversion of such Class C Shares pursuant to the Charter of the Company into an equal number of Common Stock, par value $1.00 per share, and associated preferred stock purchase rights ("Common Shares"), of the Company, and (ii) tenders the Common Shares received upon such conversion pursuant to the Offer (as defined below), in each case on the terms and conditions set forth below:

    1. The undersigned hereby requests conversion of the Class C Shares described below, and requests that such conversion be effected on the date (the "Conversion Date") Subsidiary Corporation, Inc., a Maryland corporation (the "Offeror") and a wholly owned subsidiary of Aon Corporation, first accepts for payment Common Shares pursuant to the Offeror's offer to purchase all of the outstanding Common Shares at a purchase price of U.S. $17.50 per Common Share, net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated 16 December 1996 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), and contemporaneously therewith, provided that if the Conversion Date does not occur prior to 12:00 midnight (New York time) on 1 April 1997, such Class C Shares shall be returned to the undersigned. The undersigned may withdraw this Conversion and Tender Request prior to the purchase of the Common Shares by contacting the Company c/o First Chicago Trust Company of New York.

    2. The undersigned hereby tenders to the Offeror pursuant to the Offer all Common Shares received upon the conversion of the Class C Shares tendered hereby. The undersigned is entitled to the withdrawal rights described in the Offer to Purchase.

    3. Subject to and effective upon conversion of the Class C Shares tendered hereby, the undersigned hereby appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Common Shares received upon such conversion so that such Common Shares may be tendered under the Offer. Such power of attorney is coupled with an interest and is irrevocable.

    4. Subject to and effective upon acceptance for payment of and payment for the Common Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all the Common Shares that are being tendered hereby (and any and all other Common Shares or other securities issued or issuable in respect thereof on or after 11 December 1996) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Common Shares (and all such other Common Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such Common Shares (and all such other Common Shares or securities), together with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (b) present such Common Shares (and all such other Common Shares or securities) for transfer on the books of the Company and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Common Shares (and all such other Common Shares or securities), all in accordance with the terms of the Offer.

    5. The undersigned hereby irrevocably appoints each designee of the Offeror as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole judgment deem proper, with respect to all of the Common Shares tendered hereby which have been accepted for payment by the Offeror prior to the time of any vote or other action (and any and all other Common Shares or other securities or rights issued or issuable in respect of such Common Shares on or after 11 December 1996) at any meeting of holders of Common Shares (whether annual or special and whether or not an adjourned meeting) or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Common Shares by the Offeror in accordance with the terms of the Offer.

    6. The undersigned hereby represents and warrants that the undersigned has full power and authority to request conversion of the Class C Shares tendered hereby and to tender the Common Shares received upon such conversion pursuant to the Offer. The Class C Shares tendered hereby for conversion are free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and, when accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title to the Common Shares tendered hereby free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company, the Offeror or the Depositary to be necessary or desirable to complete the conversion of the Class C Shares tendered hereby or the transfer of the Common Shares tendered hereby.

    7. The undersigned acknowledges that upon the conversion of the Class C Shares, the dividend shares of 2 pence each (the "Dividend Shares") of Alexander & Alexander Services UK plc ("A&A UK") related to the Class C Common Shares will be automatically redeemed by A&A UK at their par value of 2 pence per share.

    8. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

            DESCRIPTION OF CLASS C SHARES REQUESTED TO BE CONVERTED

----------------------------------------

     SHARES REQUESTED TO BE CONVERTED
  (ATTACH ADDITIONAL LIST, IF NECESSARY)

[/TABLE]

NAME(S) AND
ADDRESS(ES)
    OF
REGISTERED                                 NUMBER OF
 HOLDER(S)                  NUMBER OF        SHARES
  (PLEASE       SHARE         SHARES      REQUESTED TO
FILL IN, IF  CERTIFICATE  REPRESENTED BY       BE
  BLANK)     NUMBER(S)** CERTIFICATE(S)** CONVERTED***
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                             Total
                                             Shares
--------------------------------------------------------------------------------
 * All Common Shares issued upon conversion pursuant to this Conversion and Tender Request will be tendered pursuant to the Offer.
 ** Need not be completed by stockholders tendering by book-entry transfer. ***Unless otherwise indicated, it will be assumed that all Class C Shares represented by any certificates delivered to the Company c/o the Depositary are being requested to be converted. See Instruction 4.


[_]
  CHECK HERE IF CLASS C SHARES TENDERED FOR CONVERSION ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution ______________________________________________

  Account No. _____________________________________________________________ at

  Transaction Code No. _______________________________________________________

                  SIGNED, DELIVERED AND EXECUTED AS A DEED BY:

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                            Signature(s) of Owner(s)

 ---------------------------------------------------------------------------

 Name(s) ___________________________________________________________________

 ---------------------------------------------------------------------------

 Capacity (full title) _____________________________________________________

 Address ___________________________________________________________________

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                                                       (Include Postal Code)

 ---------------------------------------------------------------------------

 Area Code and Telephone Number ____________________________________________

 Taxpayer Identification Number ____________________________________________

 Dated: _____________________________________________________________ , 199^

   (Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)



                                  WITNESSED BY

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                                  Signature(s)

 ---------------------------------------------------------------------------

 Name(s) ___________________________________________________________________

 Address ___________________________________________________________________

 ---------------------------------------------------------------------------

 Occupation ________________________________________________________________

                                 INSTRUCTIONS

  1. Signatures. You should execute this Conversion and Tender Request by signing it and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder must sign in the presence of an independent witness who should also sign where indicated. The witness must be over 18 years of age and must not be one of the joint registered holders or otherwise have any financial interest in the Class C Shares or in the proceeds resulting from the same. The same witness may witness each signature of the joint holders. If the conversion and tender is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the conversion and tender. A company may either execute under seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations or, if applicable, in accordance with section 36A or 36B of the Companies Act 1985. This Conversion and Tender Request shall take effect as a deed executed by you and any joint holders. See Instruction 4.

  2. Delivery of Conversion and Tender Request and Class C Shares. This Conversion and Tender Request is to be used either if certificates are to be forwarded herewith or if the delivery of Class C Shares and related Dividend Shares is to be made by book-entry transfer. Certificates for all physically delivered Class C Shares and related Dividend Shares, or a confirmation of a book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility") of all Class C Shares and related Dividend Shares delivered electronically, as well as a properly completed and duly executed Conversion and Tender Request (or a manually signed facsimile thereof) and any other documents required by this Conversion and Tender Request, or an Agent's Message in the case of a book-entry delivery, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date. ("Agent's Message" means a message transmitted by Book-Entry Transfer Facility to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgement from the participant in such Book-Entry Transfer Facility tendering the Class C Shares and related Dividend Shares for conversion that such participant has received and agrees to be bound by the terms of the Conversion and Tender Request and that the Company may enforce such agreement against the participant.)

  The method of delivery of Class C Shares, the Conversion and Tender Request and all other required documents, including delivery through a Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder. If delivery is by mail, registered mail with return receipt request, properly insured, is recommended.

  3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Class C Shares should be listed on a separate schedule attached hereto.

  4. Signatures on Conversion and Tender Request; Stock Powers and Endorsements. If this Conversion and Tender Request is signed by the registered holder(s) of the Class C Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

  If any of the Class C Shares tendered hereby are held of record by two or more persons, all such persons must sign this Conversion and Tender Request.

  If any of the Class C Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Conversion and Tender Requests as there are different registrations of certificates.

  If this Conversion and Tender Request is signed by the registered holder(s) of the Class C Shares tendered for conversion hereby, no endorsements of certificates or separate stock powers are required.

  If this Conversion and Tender Request is signed by a person other than the registered holder(s) of the Class C Shares tendered hereby, the certificate must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Class C Shares.

  If this Conversion and Tender Request or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted.

  5. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of this Conversion and Tender Request may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

  6. Backup Withholding. Holders that are not United States citizens or United States resident aliens must submit a completed IRS Form W-8 to avoid 31% backup withholding. A copy of IRS Form W-8 has been mailed with this Conversion and Tender Request. Each holder that is a United States person or resident alien must provide the Depositary with such holder's correct Taxpayer Identification Number on Substitute Form W-9 to avoid 31% backup withholding, unless an exemption applies. An IRS Substitute Form W-9 may be obtained by contacting the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

                    The Information Agent for the Offer is:

                                     LOGO
              MOORE HOUSE                         WALL STREET PLAZA
              17TH FLOOR                      NEW YORK, NEW YORK 10005
            119 LONDON WALL             Banks and Brokers Call Collect: (212)
            LONDON EC2Y SET                           440-9800
                ENGLAND                 All Others Call Toll-Free: 1-800-223-
            44-171-454-7100                             2064

                     The Dealer Manager for the Offer is:

                            LAZARD FRERES & CO. LLC
                             30 ROCKEFELLER PLAZA
                           NEW YORK, NEW YORK 10020
                                (212) 632-6717

              The Depositary for the Conversion and the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

                         If in the United Kingdom to:

                      By Mail, Hand or Overnight Courier:

                                R.M. Trust Co.
                                 Balfour House
                               390-398 High Road
                                    Ilford
                                     Essex
                                    IG1 1NQ
                                    England

                           If in the United States
                                     to:

         By Mail:                  By Hand:            By Overnight Courier:



   Tenders & Exchanges       First Chicago Trust        Tenders & Exchanges
   P.O. Box 2569--Suite      Company of New York           14 Wall Street
        4660-ALEX            Tenders & Exchanges       8th Floor--Suite 4680-
 Jersey City, New Jersey   c/o The Depository Trust             ALEX
        07303-2569                 Company               New York, New York
                           55 Water Street, DTC TAD            10005
                          Vietnam Veterans Memorial
                                    Plaza
                           New York, New York 10041